CLASS A CUS262TDH3Exhibit 20.34
CLASS B CUSIP55262TDJ9


FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT

SERIES 1998-D

MBNA AMERICA BANK, NATIONAL ASSOCIATION


MBNA MASTER CREDIT CARD TRUST II
____________________________________________

MONTHLY PERIOD ENDING FEBRUARY 28, 1999
____________________________________________


The information which is required to be prepared with respect to the Distribution Date of March 15, 1999, and with respect to the performance of the trust during the month of February, 1999 is set forth below.

Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A. Information Regarding the Current Monthly Distribution to
Certificateholders (Stated on the Basis of $1,000 Original Certificate Principal Amount).

1.The amount of distribution in respect of
Class A Monthly Principal$0.000000
 ------------------

2.The amount of distribution in respect of
Class B Monthly Principal$0.000000
 ------------------

3.The amount of distribution in respect of
Collateral Monthly Principal$0.000000
 ------------------

4.The amount of distribution in respect of
Class A Monthly Interest$4.833333
 ------------------

5.The amount of distribution in respect of
Class A Deficiency Amounts$0.000000
 ------------------

6.The amount of distribution in respect of
Class A Additional Interest$0.000000
 ------------------

7.The amount of distribution in respect of
Class B Monthly Interest$3.889223
 ------------------

8.The amount of distribution in respect of
Class B Deficiency Amount$ 0.000000
 ------------------

9.The amount of distribution in respect of
Class B Additional Interest$0.000000
 ------------------

10.The amount of distribution in respect of
Collateral Minimum Monthly Interest$5.250000
 ------------------

11.The amount of distribution in respect of any
accrued and unpaid Collateral Minimum Monthly
       Interest$0.000000
 ------------------

B.Information Regarding the Performance of the Trust

1.Collection of Principal Receivables

(a) The aggregate amount of Collections of
Principal Receivables processed during the
related Monthly Period which were allocated
in respect of the Class A Certificates $58,914,680.72
 ------------------

(b)The aggregate amount of Collections of
Principal Receivables processed during the
related Monthly Period which were allocated
in respect of the Class B Certificates $5,209,298.34
 ------------------

(c)The aggregate amount of Collections of
Principal Receivables processed during the
related Monthly Period which were allocated
in respect of the Collateral Interest $5,209,298.34
 ------------------

2.Principal Receivables in the Trust

(a)The aggregate amount of Principal Receivables
in the Trust as of the end of the day on
the last day of the related Monthly Period $40,800,539,305.60
 ------------------

(b)The amount of Principal Receivables in the
Trust represented by the Investor Interest
of Series 1998-D as of the end of the day on
the last day of the related Monthly Period $559,000,000.00
 ------------------

(c)The amount of Principal Receivables in the
Trust represented by the Adjusted Investor
Interest of Series 1998-D as of the end of
the day on the last day of the related
Monthly Period $559,000,000.00
 ------------------

(d)The amount of Principal Receivables in the
Trust represented by the Class A Investor
Interest as of the end of the day on the
last day of the related Monthly Period $475,000,000.00
 ------------------

(e)The amount of Principal Receivables in the
Trust represented by the Class A Adjusted
Investor Interest as of the end of the day
on the last day of the related Monthly Period$475,000,000.00
 ------------------

(f)The amount of Principal Receivables in the
Trust represented by the Class B Investor
Interest as of the end of the day on the
last day of the related Monthly Period $42,000,000.00
 ------------------

(g)The amount of Principal Receivables in the
Trust represented by the Class B Adjusted
Interest as of the end of the day on the
last day of the related Monthly period $42,000,000.00
 ------------------

(h)The amount of Principal Receivables in the
Trust represented by the Collateral Interest
Amount as of the end of the day on the last
day of the related Monthly period $42,000,000.00
 ------------------

(i)The amount of Principal Receivables in the
Trust represented by the Collateral Interest
Adjusted Amount as of the end of the day on
the last day of the related Monthly period$42,000,000.00
 ------------------

(j)The Floating Investor Percentage with respect to the period:

February 1, 1999 through February 9, 1999  1.39%
February 10, 1999 through February 28, 19991.37%

(k)The Class A Floating Allocation with
respect to the related Monthly Period0.849732
----------

(l)The Class B Floating Allocation with
respect to the related Monthly Period0.075134
----------

(m)The Collateral Floating Allocation with
respect to the related Monthly Period0.075134
----------

(n)The Fixed Investor Percentage with
respect to the related Monthly PeriodN/A
----------

(o)The Class A Fixed Allocation with
respect to the related Monthly PeriodN/A
----------

(p)The Class B Fixed Allocation with
respect to the related Monthly PeriodN/A
----------

(q)The Collateral Fixed Allocation with
respect to the related Monthly PeriodN/A
----------

3.Delinquent Balances

The aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the day on the last day of the related Monthly Period:

PercentageAggregate
of TotalAccount
ReceivablesBalance

(a) 35 -  64 days:2.05%855,716,196.65
------------------------
(b) 65 -  94 days:1.00%415,713,883.73
------------------------
(c) 95 - 124 days:0.74%307,324,654.79
------------------------
(d)125 - 154 days:0.62%258,490,138.79
------------------------
(e)155 or more days:0.97%403,482,896.16
------------------------

Total5.38%2,240,727,770.12
------------------------

4.Investor Default Amount

(a)The Aggregate Investor Default Amount for
the related Monthly Period $2,388,671.18
 ------------------

(b)The Class A Investor Default Amount for
the related Monthly Period $2,029,729.52
 ------------------

(c)The Class B Investor Default Amount for
the related Monthly Period $179,470.83
 ------------------

(d)The Collateral Default Amount for the
related Monthly Period $179,470.83
 ------------------

5.Investor Charge Offs

(a)The aggregate amount of Class A Investor
Charge Offs for the related Monthly Period$   0.00
 ------------------

(b)The aggregate amount of Class A Investor
Charge Offs set forth in 5 (a) above per
$1,000  of original certificate principal
amount$   0.00
 ------------------

(c)The aggregate amount of Class B Investor
Charge Offs for the related Monthly Period $   0.00
 ------------------

(d)The aggregate amount of Class B Investor
Charge Offs set forth in 5 (c) above per
$1,000 of original certificate principal
amount $   0.00
 ------------------

(e)The aggregate amount of Collateral Charge
Offs for the related Monthly Period $   0.00
 ------------------

(f)The aggregate amount of Collateral Charge
Offs set forth in 5 (e) above per $1,000
of original certificate principal amount $   0.00
 ------------------

(g)The aggregate amount of Class A Investor
Charge Offs reimbursed on the Transfer Date
immediately preceding this Distribution Date$   0.00
 ------------------

(h)The aggregate amount of Class A Investor
Charge Offs set forth in 5 (g) above per
$1,000 original certificate principal amount
reimbursed on the Transfer Date immediately
preceding this Distribution Date $   0.00
 ------------------

(i)The aggregate amount of Class B Investor
Charge Offs reimbursed on the Transfer Date
immediately preceding this Distribution Date $   0.00
 ------------------

(j)The aggregate amount of Class B Investor
Charge Offs set forth in 5 (i) above per
$1,000 original certificate principal
amount reimbursed on the Transfer Date
immediately preceding this Distribution Date $   0.00
 ------------------

(k)The aggregate amount of Collateral Charge
Offs reimbursed on the Transfer Date
immediately preceding this Distribution
Date $   0.00
 ------------------

(l)The aggregate amount of Collateral Charge
Offs set forth in 5 (k) above per $1,000
original certificate principal amount
reimbursed on the Transfer Date immediately
preceding this Distribution Date$   0.00
 ------------------

6.Investor Servicing Fee

(a)The amount of the Class A Servicing Fee
payable by the Trust to the Servicer for
the related Monthly Period$494,791.67
 ------------------

(b)The amount of the Class B Servicing Fee
payable by the Trust to the Servicer for
the related Monthly Period $43,750.00
 ------------------

(c)The amount of the Collateral Servicing Fee
payable by the Trust to the Servicer for
the related Monthly Period$43,750.00
 ------------------

(d)The amount of Servicer Interchange payable
by the Trust to the Servicer for the
related Monthly Period $349,375.00
 ------------------

7.Reallocations

(a)The amount of Reallocated Collateral
Principal Collections with respect to
this Distribution Date $   0.00
 ------------------

(b)The amount of Reallocated Class B
Principal Collections with respect to
this Distribution Date $   0.00
 ------------------

(c)The Collateral Interest Amount as of the
close of business on this Distribution
Date $42,000,000.00
 ------------------
(d)The Collateral Interest Adjusted Amount
as of the close of business on the
Distribution Date$42,000,000.00
------------------

(e)The Class B Investor Interest as of the
close of business on this Distribution
Date $42,000,000.00
 ------------------

(f)The Class B Adjusted Investor Interest
as of the close of business on this
Distribution Date $42,000,000.00
 ------------------

8.Collection of Finance Charge Receivables

(a)The aggregate amount of Collections of
Finance Charge Receivables and Annual
Membership Fees processed during the
related Monthly Period, any Principal
Funding Investment Proceeds and amounts
if any withdrawn from the Reserve Account,
amounts, if any, withdrawn from the Swap Reserve
Fund and the Net Swap Receipt, if any,
allocated in respect of the Class A
Certificates $7,597,353.21
 ------------------

(b)The aggregate amount of Collections of
Finance Charge Receivables and Annual
Membership Fees processed during the
related Monthly Period, any Principal
Funding Investment Proceeds and amounts
if any withdrawn from the Reserve Account
and which were allocated in respect of
the Class B Certificates $623,822.39
 ------------------

(c)The aggregate amount of Collections of
Finance Charge Receivables and Annual
Membership Fees processed during the
related Monthly Period which were
allocated in respect of the Collateral
Interest $623,822.39
 ------------------

9. Principal Funding Account

(a)The principal amount on deposit in the
Principal Funding Account on the related
Transfer Date (after taking into account
deposits on such date but prior to
withdrawals) $   0.00
 ------------------

(b)The Accumulation Shortfall with respect
to the related Monthly Period$   0.00
 ------------------

(c)The Principal Funding Investment Proceeds
deposited in the Finance Charge Account
on the related Transfer Date to be treated
as Class A Available Funds $   0.00
 ------------------

(d)The Principal Funding Investment Proceeds
deposited in the Finance Charge Account
on the related Transfer Date to be treated
as Class B Available Funds $   0.00
 ------------------





10.Reserve Account

(a)The Reserve Draw Amount on the related
Transfer Date $   0.00
 ------------------

(b)The Reserve Draw Amount deposited
in the Finance Charge Account to be
treated as Class A Available Funds $   0.00
 ------------------

(c)The Reserve Draw Amount deposited
in the Finance Charge Account to be
treated as Class B Available Funds $   0.00
 ------------------

(d)Interest Earnings on funds on deposit
in the Reserve Account deposited in the
Finance Charge Account on the related
Transfer Date $   0.00
 ------------------

11.Swap Reserve Fund

(a) The Swap Reserve Draw Amount on the
related Transfer Date$   0.00
 ------------------

(b) The amount of the Swap Reserve Draw
Amount deposited in the Finance Charge
Account on the related Transfer Date to be
treated as Class A Available Funds$   0.00
 ------------------

12. Swap Cash Flows

(a) The amount of the Net Swap Receipt for the
related Transfer Date$542,217.64
 ------------------

(b) The amount of the Net Swap Payment for the
related Transfer Date$   0.00
 ------------------

13.Available Funds

(a)The amount of Class A Available Funds on
deposit in the Finance Charge Account on
the related Transfer Date $7,300,478.21
 ------------------

(b)The amount of Class B Available Funds on
deposit in the Finance Charge Account on
the related Transfer Date $597,572.39
 ------------------

(c)The amount of Collateral Available Funds
on deposit in the Finance Charge Account
on the related Transfer Date $597,572.39
 ------------------



14.Portfolio Yield

(a)The Portfolio Yield for the related
Monthly Period 12.70%
--------

(b)The Portfolio Adjusted Yield 5.47%
--------


C.Floating Rate Determinations

LIBOR rates for the related Interest Period:
Class A and Class B determination -4.93563%
-----------



D. Information Regarding the Status of the Interest Rate Swap and the Swap Counterparty

1.Has the Interest Reserve Account been established?Yes


2.Has the Interest Reserve Account been funded?Yes


3.The aggregate amount of funds withdrawn from the
Interest Reserve Account, if any$0.00
 ------------------

4.How any funds withdrawn from the Interest Reserve
Account were utilized

N/A


5.Has the Interest Rate Swap been terminated?No






MBNA AMERICA BANK,
NATIONAL ASSOCIATION,
Servicer


David Martini

By:________________________
Name:   David Martini
Title:  Vice President

1998-D